CUSIP No. 235906104                                                Page 21 of 26


                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

         Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.


Date:    December 12, 1998

                                /s/ Paul J. Duggan
                                Paul J. Duggan, an individual


                                Jackson Boulevard Capital Management, Ltd.
                                    By: /s/ Paul J. Duggan
                                         Paul J. Duggan, President


                                Jackson Boulevard Equities, L.P.
                                By:  Jackson Boulevard Capital Management,
                                Ltd., General Partner

                                    By: /s/ Paul J. Duggan
                                         Paul J. Duggan, President


                                Jackson Boulevard Investments, L.P.

                                By:  Jackson Boulevard Capital Management,
                                Ltd., General Partner

                                    By: /s/ Paul J. Duggan
                                         Paul J. Duggan, President


                                /s/ Vincent Cainkar
                                Vincent Cainkar, an individual

                                /s/ J. Dennis Huffman
                                J. Dennis Huffman, an individual